UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 17, 2012 (October 16, 2012)

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Holiday Square Blvd., Covington, Louisiana	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on September 12, 2012, Globalstar, Inc. (the “Company”) received a letter from Staff of The NASDAQ Stock Market LLC (the “Delisting Notice”) notifying the Company that it has not regained compliance with Listing Rule 5550(a)(2) (continued listing requirement to maintain the closing bid price of its common stock at $1.00 per share), and accordingly, the Company’s securities were potentially subject to delisting from The NASDAQ Capital Market, pending the Company’s right to a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to appeal the staff determination.

The Company submitted a timely appeal to the Panel. On October 16, 2012, the Company was notified that the Panel has granted the Company’s request to maintain its NASDAQ listing until December 31, 2012. To maintain listing after that date, the Company must comply with the minimum closing bid price for at least consecutive 10 trading days on or before December 31, 2012. The Company cannot provide any assurance that the trading price of its common stock will meet the minimum bid price rule prior to the end of this extension.

Item 7.01 Regulation FD Disclosure.

On October 17, 2012, the Company issued a press release regarding the Panel determination explained above and other business updates.

The information in this Item 7.01 to Current Report on Form 8-K and the Exhibit attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1      Press release dated October 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR. INC.

/s/ L. Barbee Ponder IV
L. Barbee Ponder IV
General Counsel and Vice President of Regulatory Affairs

Date: October 17, 2012